EXECUTION VERSION

THIRD AMENDMENT, dated as of June 8, 2016 (this “Amendment”), to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 29, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among HANESBRANDS INC., a Maryland corporation (the “Parent Borrower”), MFB INTERNATIONAL HOLDINGS S.À R.L., a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, rue du Puits Romain, L-8070 Bertrange and registered with the Luxembourg Trade and Companies Register under number B 182.082 (the “Lux Borrower”, and together with the Parent Borrower, the “Borrowers”), the Lenders party thereto, Branch Banking & Trust Company and SunTrust Bank, as the Co-Documentation Agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the Co-Syndication Agents, JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent (the “Administrative Agent”), and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the Joint Lead Arrangers and Joint Bookrunners.
W I T N E S S E T H :
WHEREAS, the Borrowers have requested to make certain amendments to the Credit Agreement as provided for in Sections 2, 3, 4 and 5 hereof;
WHEREAS, the Required Lenders are willing to agree to this Amendment on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, pursuant to Section 10.1 of the Credit Agreement, the parties hereto hereby agree as follows:
Section 1.DEFINITIONS.
1.1    Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
SECTION 2.    AMENDMENTS TO ARTICLE 1 (DEFINITIONS AND ACCOUNTING TERMS). Article I of the Credit Agreement is hereby amended as follows:
2.1 By adding the following defined terms in appropriate alphabetical order:
“Australian Borrower” is defined in Section 2.9(a).

“Australian Dollars” or “A$” means the lawful currency of the Commonwealth of Australia.

“Australian Securitization Facility” means any securitization or receivables facility entered into by the Australian Borrower or any Subsidiary of the Australian Borrower.

“Australian Tax Act” means the Income Tax Assessment Act of 1936 (Commonwealth).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Champion Europe Acquisition” means the acquisition of Champion Europe S.p.A., a public limited company formed under the laws of Italy.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Incremental A$ Revolving Commitments” is defined in Section 2.9(a).

“Incremental A$ Term Loans” is defined in Section 2.9(a).

“PacBrands Acquisition” means the acquisition by HBI Australia Acquisition Co. Pty Ltd of Pacific Brands Limited and its subsidiaries pursuant to the Scheme of Arrangement set forth in the Scheme Implementation Deed dated April 28, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2 By deleting the definition of “Borrowers” and inserting in lieu thereof the following new definition:
““Borrower” means, the Parent Borrower, the Lux Borrower and the Australian Borrower.”

; and deleting the following language from the preamble to the Credit Agreement: “and, together with the Parent Borrower, the “Borrowers””

2.3 By amending the definition of “Defaulting Lender” by adding the words “or Bail-In Action” immediately following after each instance of the words “bankruptcy or insolvency proceeding” in clause (e)(ii) thereof.
2.4 By amending the definition of “Euro Term Loan Subsidiary Guarantor” by adding the words “or indirect, at the option of the Lux Borrower,” immediately following the word “direct” in the first parenthetical thereof.
2.5 By amending the definition of “Permitted Securitization” by deleting clause (iii) thereof and replacing it with the following: “(iii) the aggregate outstanding balance of Indebtedness in respect of (x) all such programs (other than the Australian Securitization Facility) at any point in time is not in excess of $500,000,000 and (y) the Australian Securitization Facility is not in excess of A$100,000,000.”.
2.6 By amending the definition of “Foreign Working Capital Lender” by adding the words “; provided, that for any Foreign Working Capital Obligations to be included as “Obligations” on any date of determination by the Administrative Agent, the applicable Foreign Working Capital Lender must have delivered to the Administrative Agent prior to such date of determination a notice designating such Foreign Working Capital Obligations as Obligations” immediately following the word “hereunder” in the second parenthetical thereof.
SECTION 3. AMENDMENTS TO ARTICLE II (COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT). Article II of the Credit Agreement is hereby amended by deleting Section 2.9 thereof and inserting in lieu thereof the following new Section 2.9:
“(a)     At any time or from time to time after the Closing Date, the Parent Borrower, by written notice to Administrative Agent, may request (x) the establishment of one or more additional tranches of “Australian Dollar term loans” (“Incremental A$ Term Loans”), “euro term loans” (“Incremental Euro Term Loans”), “term A loans” denominated in Dollars (“Incremental New Term A Loans”), “term B loans” denominated in Dollars (“Incremental New Term B Loans”) or increases in the amount of any existing term loan tranches (any such increases, together with the Incremental A$ Term Loans, Incremental Euro Term Loans, Incremental New Term A Loans and the Incremental New Term B Loans, the “Incremental Term Loans”) and/or (y) the establishment of up to A$75,000,000 of “Australian Dollar revolving facilities” (which may take the form of bi-lateral or swing-line facilities) (“Incremental A$ Revolving Commitments”) and/or increases in the Revolving Loan Commitments (“Incremental RCF Commitments and, together with the Incremental A$ Revolving Commitments, the “Incremental Revolving Commitments” and, the Incremental Revolving Commitments, together with the Incremental Term Loans, the “Incremental Credit Increases”); provided that each Incremental Credit Increase shall be in an aggregate principal amount that is not less than $50,000,000 except as the Administrative Agent may agree in its reasonable discretion. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Parent Borrower proposes that the Incremental Credit Increases shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent. The Parent Borrower may approach any Lender or any Person (other than an Ineligible Assignee) to provide all or a portion of the Incremental Credit Increases; provided that (i) no Lender will be required to provide such Incremental Credit Increase and (ii) any entity providing all or a portion of the Incremental Credit Increase that is not a Lender, an Affiliate of a Lender or an Approved Fund shall not be an Ineligible Assignee and shall be reasonably acceptable to the Administrative Agent (with such acceptance by the Administrative Agent to not be unreasonably withheld or delayed).

It is understood and agreed that the Parent Borrower may request such Incremental Credit Increases (other than Incremental RCF Commitments) on behalf of its wholly-owned Subsidiaries, and any such Subsidiary that is a borrower of Incremental A$ Term Loans or Incremental A$ Revolving Commitments is an “Australian Borrower” hereunder.
(b)     In each case, such Incremental Credit Increase shall become effective as of the applicable Increased Amount Date, provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Credit Increase, (ii) the Parent Borrower shall be in compliance with Section 7.2.4 both before and after giving effect to such Incremental Credit Increases, (iii) the Senior Secured Leverage Ratio shall be less than 3.00 to 1.00 both before and after giving effect to such Incremental Credit Increases (assuming, for the purposes of the calculations under this clause (iii), that the Revolving Loan Commitments and any Incremental A$ Revolving Commitments are 50% drawn and that any Permitted Securitization is 50% utilized), (iv) any Incremental Term Loans shall mature on or after the Revolving Loan Termination Date; provided that up to A$300,000,000 of Incremental A$ Term Loans may have a final maturity date prior to the Revolving Loan Termination Date, (v) any Incremental Euro Term Loans shall mature on or after the Euro Term Loan Maturity Date and shall have a weighted average life no shorter than the then remaining weighted average life of the Euro Term Loans, (vi) any Incremental New Term A Loans shall mature on or after the New Term A Loan Maturity Date and shall have a weighted average life no shorter than the then remaining weighted average life of the New Term A Loans, (vii) any Incremental New Term B Loans shall mature on or after the New Term B Loan Maturity Date and shall have a weighted average life no shorter than the remaining weighted average life of the New Term B Loans, (viii) with respect to any Incremental A$ Term Loans, the requirements of the “public offer” test in Section 128 of the Australian Tax Act have been satisfied in relation to interest payable on such Incremental A$ Term Loans, (ix) with respect to any Incremental New Term A Loans or Incremental New Term B Loans incurred on a pari passu basis within 18 months after the Closing Date, the interest rate margin in respect of such Incremental Term Loans (including upfront fees in connection therewith in excess of any upfront fees issued or paid in respect of any then outstanding New Term A Loans or New Term B Loans, as applicable, but excluding arrangement, structuring and underwriting fees) shall not exceed the Applicable Margin for the New Term A Loans or New Term B Loans, as applicable, by more than 50 basis points or if it does so exceed either such Applicable Margin by more than 50 basis points, the Applicable Margin so exceeded shall be increased so that the interest rate margin in respect of such Incremental Term Loan (giving effect to any upfront fees in connection therewith in excess of any upfront fees issued or paid in respect of any then outstanding Loans, but excluding arrangement, structuring and underwriting fees) is no greater than the Applicable Margin for such New Term A Loans or New Term B Loans, as applicable, minus 50 basis points and (x) the Incremental Credit Increases shall be effected pursuant to one or more joinder agreements (or such other form) in a form reasonably acceptable to the Administrative Agent (each, a “Joinder Agreement”) executed and delivered by the applicable Borrower, the applicable Incremental Lender and the Administrative Agent pursuant to which such Incremental Lender agrees to be bound to the terms of this Agreement as a Lender; provided, further, that the Lenders committing to provide such Incremental Term Loans the proceeds of which are to be used to finance a Permitted Acquisition may agree to waive the conditions set forth in the foregoing clauses (i), (ii) and (iii) without the consent of any other Lenders. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate tranche of Incremental Term Loans for all purposes of this Agreement. Any Incremental Credit Increase incurred by a Foreign Subsidiary of the Parent Borrower may be secured by the Guarantees and collateral securing the Obligations on a pari passu basis as well as the assets of such subsidiary borrower and its subsidiaries, together with accompanying Guarantees, subject to customary limitations.
(c)     On any Increased Amount Date on which Incremental RCF Commitments (other than Incremental A$ Revolving Commitments) are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Loan Commitments shall assign to each Person with an Incremental Revolving Commitment (each, a “Incremental Revolving Lender”) and each of the Incremental Revolving Lenders shall purchase from each of the Lenders with Revolving Loan Commitments, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans will be held by existing Revolving Loan Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Loan Commitments, (b) the participations held by the Revolving Loan Lenders in the Revolving Exposure immediately prior to such Increased Amount Date shall be automatically reallocated so as to held by existing Revolving Loan Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Loan Commitments, (c) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Loan Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto. The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Commitments (other than Incremental A$ Revolving Commitments) shall be identical to the Revolving Loans and the Revolving Loan Commitments.
(d)     On any Increased Amount Date on which any Incremental Term Loans are to be made, subject to the satisfaction of the foregoing terms and conditions, (i) each Person with a commitment to make an Incremental Term Loan (each, an “Incremental Term Loan Lender”) shall make an Incremental Term Loan to the applicable Borrower, in an amount equal to such commitment amount and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loans made pursuant thereto.
(e)     Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.9 and in connection with the satisfaction of, or demonstration of the satisfaction of, the requirements of the “public offer” test in Section 128F of the Australian Tax Act, including, but not limited to, retitling this Agreement the “Syndicated Facilities Agreement” (or such similar title).”
SECTION 4. AMENDMENTS TO ARTICLE VII (COVENANTS). Article VII to the Credit Agreement is hereby amended as follows:
4.1 by deleting from clause (b) of Section 7.1.1 the following language: “, which shall include a calculation of the financial covenants set forth in Section 7.2.4”; and
4.2 by deleting the period at the end of Section 7.2.10(b) and adding in lieu thereof “; provided, further, that the PacBrands Acquisition and Champion Europe Acquisition shall not reduce the maximum amount for acquisitions of Persons not incorporated or organized under the laws of the United States in this Section 7.2.10(b).”.
SECTION 5. AMENDMENTS TO ARTICLE X (MISCELLANEOUS).
Article X to the Credit Agreement is hereby amended by adding the following new Section 10.23 to the end thereof:
“SECTION 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 6. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective on the date on which each of the following conditions have been satisfied or waived in accordance with the terms hereof and the Credit Agreement (such date, the “Effective Date”):
6.1 this Amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders;
6.2 all fees and out-of-pocket expenses for which invoices have been presented prior to the Effective Date (including the reasonable fees and expenses of legal counsel) required to be paid or reimbursed by the Borrowers pursuant to Section 10.3 of the Credit Agreement or any other letter agreement in connection with this Amendment shall have been paid or reimbursed;
SECTION 7. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent to the Administrative Agent and each Lender, as follows:
7.1 After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is already qualified as to materiality) on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent that such representation or warranty is already qualified as to materiality) as of such earlier date; and
7.2 At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 8. MISCELLANEOUS.
8.1 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent, the Collateral Agent or the Lenders except as expressly stated herein. Except as expressly amended, consented to or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.
8.2 Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents. Each Borrower executing this Amendment confirms and agrees that notwithstanding the effectiveness of this Amendment, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by this Amendment.
8.3 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
8.4 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

HANESBRANDS INC.,
as Parent Borrower

By /s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

MFB INTERNATIONAL HOLDINGS S.À R.L.,
as Lux Borrower

By /s/ Donald F. Cook
Name: Donald F. Cook
Title: Class A Manager

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By /s/ James A. Knight
Name: James A. Knight
Title: Executive Director